                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / /   Preliminary proxy statement             / /  Confidential,
                                                        for Use of the
                                                        Commission Only
                                                        (as permitted by
                                                        Rule 14a-6(e)(2))
     /X/   Definitive proxy statement
     / /   Definitive additional materials
     / /   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              MICHAELS STORES, INC.
                (Name of Registrant as specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
                              _____________________

     Payment of filing fee (Check the appropriate box):
     /X/   No fee required.
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
           (1)  Title of each class of securities to which transaction applies:

           (2)  Aggregate number of securities to which transactions applies:

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           (4)  Proposed maximum aggregate value of transaction:

           (5)  Total fee paid:


     / /   Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount previously paid:
           (2)  Form, schedule or registration statement no.:
           (3)  Filing party:
           (4)  Date filed:

                            MICHAELS STORES, INC.
                               P.O. BOX 619566
                            DFW, TEXAS 75261-9566

                                                                April 30, 1997

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders (the"Meeting") of Michaels Stores, Inc. (the "Company") to be held at the Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas on Friday, June 6, 1997, at 10:30 a.m. central time.

   The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Meeting, which includes the election of three directors of the Company, the approval of the Company's 1997 Employees Stock Purchase Plan, and the approval of the Company's 1997 Stock Option Plan.

   Directors and officers of the Company will be present to help host the Meeting and to respond to any questions that you may have. I hope you will be able to attend.

   The Company's Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interest of the Company and its stockholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review carefully the accompanying material and to return the enclosed Proxy promptly. Please sign, date and return the enclosed Proxy without delay. If you attend the Meeting, you may vote in person even if you have previously mailed a Proxy.

                                                      Sincerely,



                                                      SAM WYLY
                                                CHAIRMAN OF THE BOARD

                               MICHAELS STORES, INC.
                                  P.O. BOX 619566
                               DFW, TEXAS 75261-9566


                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON JUNE 6, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Michaels Stores, Inc. (the "Company") will be held at the Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas on Friday, June 6, 1997, at 10:30 a.m. central time for the following purposes:

     (1) The election of three members of the Board of Directors, which consists of seven directors, for terms expiring in 2000.

     (2)  The approval of the Company's 1997 Employees Stock Purchase Plan.

     (3)  The approval of the Company's 1997 Stock Option Plan.

     (4) Such other business as may properly come before the Meeting or any adjournments thereof.

     The close of business on April 15, 1997 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least 10 days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting will be open for examination by any stockholder during ordinary business hours at the offices of the Company at 8000 Bent Branch Drive, Irving, Texas 75063.

     Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

     STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                         By Order of the Board of Directors



                                                   MARK V. BEASLEY
                                                      SECRETARY

Irving, Texas
April 30, 1997

                             MICHAELS STORES, INC.
                                P.O. BOX 619566
                             DFW, TEXAS 75261-9566
                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 6, 1997

     This Proxy Statement is being first mailed on or about April 30, 1997 to stockholders of Michaels Stores, Inc. (the "Company") by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas on Friday, June 6, 1997, at 10:30 a.m. central time, or at such other time and place to which the Meeting may be adjourned (the "Meeting Date").

     The purpose of the Meeting is to consider and act upon (i) the election of three directors for terms expiring in 2000, (ii) the approval of the Company's 1997 Employees Stock Purchase Plan (the "Stock Purchase Plan"),
(iii) the approval of the Company's 1997 Stock Option Plan (the "Stock Option Plan"), and (iv) such other matters as may properly come before the Meeting or any adjournments thereof.

     All shares represented by valid Proxies, unless the stockholder otherwise specifies, will be voted (i) FOR the election of the persons named herein under "Election of Directors" as nominees for election as directors of the Company for the terms described therein, (ii) FOR the approval of the Stock Purchase Plan,
(iii) FOR the approval of the Stock Option Plan, and (iv) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting.

     Where a stockholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by providing written notice of such revocation to Harris Trust & Savings Bank, 77 Water Street, 4th Floor, New York, New York 10005 by June 5, 1997. If notice of revocation is not received by such date, a stockholder may nevertheless revoke a Proxy if he or she attends the Meeting and desires to vote in person.

                         RECORD DATE AND VOTING SECURITIES

     The record date for determining the stockholders entitled to vote at the Meeting was the close of business on April 15, 1997 (the "Record Date"), at which time the Company had issued and outstanding 25,898,940 shares of Common Stock, par value $0.10 per share (the "Common Stock"). Common Stock is the only class of outstanding voting securities of the Company.

                                 QUORUM AND VOTING

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Each share represented at the Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in his or her name. In order to be elected a director, a nominee must receive a plurality of the votes of the shares of Common Stock having voting power present in person or represented by proxy at the Meeting. In order for the Stock Purchase Plan to be approved, a majority of the votes of the shares of Common Stock having voting power present in person or represented by proxy at the meeting must be cast for approval of the Stock Purchase Plan. In order for the Stock Option Plan to be approved, a majority of the votes of the shares of Common Stock having voting power present in person or represented by proxy at the meeting must be cast for approval of the Stock Option Plan. Votes that are withheld and broker non-votes will not be counted in the election of directors, approval of the Stock Purchase Plan, or approval of the Stock Option Plan but will be counted toward a quorum.

                      PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Board of Directors (the "Board") is presently comprised of seven members. The Board is divided into three classes, with two classes consisting of two directors and one class consisting of three directors. Members of each class of directors generally serve for a term of three years. Each director serves until the Annual Meeting of Stockholders in the year in which his term expires or until his successor is elected and qualified.

     Each of the directors in the class whose term of office expires in 1997, Sam Wyly, Michael C. French and Donald R. Miller, Jr., has been nominated by the Board for reelection at the Meeting as a director to serve for a three-year term expiring at the Company's Annual Meeting of Stockholders in 2000 or until his successor is elected and qualified.

     Each of the nominees has indicated his willingness to serve as a member of the Board if elected; however, in case any nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders have discretionary authority to vote the Proxy for a substitute nominee or nominees. Proxies cannot be voted for more than three nominees. The following sets forth information as to the nominees for election at the Meeting and each of the directors whose term of office will continue after the Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other publicly-held companies.

                                                                                           YEAR TERM
            NAME                 AGE                       POSITION                         EXPIRES
            ----                 ---                       --------                        ---------
Nominees for a three-year
term ending in 2000:
   Sam Wyly (1)                   61       Chairman of the Board of Directors (2)            1997
   Michael C. French              54       Managing Director (2)                             1997
   Donald R. Miller, Jr.          42       Managing Director (2) and Vice President--        1997
                                             Market Development
Continuing Directors:
   Charles J. Wyly, Jr. (1)       63       Vice Chairman of the Board of Directors (2)       1998
   Richard E. Hanlon (3)          49       Director                                          1998
   Dr. F. Jay Taylor (3)          73       Director                                          1999
   Evan A. Wyly                   35       Managing Director (2)                             1999

-------------------
(1)  Member of the Executive Committee and the Compensation Committee.

(2) Director of the Company who has also been appointed to the office of "Managing Director" of the Company.

(3) Member of the Audit Committee, the Stock Option Committee, the 1992 Non-Statutory Plan Committee and the 1994 Non-Statutory Plan Committee.

     Mr. Sam Wyly has served as Chairman of the Board of the Company since 1984. In 1963, Mr. Wyly founded University Computing Company, a computer software and services company, and served as President or Chairman from 1963 until February 1979. Mr. Wyly co-founded Earth Resources Company, an oil refining and silver and gold mining company, and served as its Executive Committee Chairman from 1968 to 1980. In 1968, Mr. Wyly founded Datran, Inc., which was envisioned as the nation's first all-digital switched "telephone company for computers" and contributed to the breakup of AT&T's telephone monopoly and the resulting benefits of increased competition in the telecommunications industry. Mr. Wyly and his brother, Charles J. Wyly, Jr., bought the 20-restaurant Bonanza Steakhouse chain in 1967. While he served as Chairman, the restaurant chain grew to approximately 600 restaurants by 1989. Mr. Wyly co-founded Sterling Software, Inc. in 1981 and since that time has served as Chairman of the Board and a director. Mr. Wyly is a partner of Maverick Capital Ltd., an investment fund management limited partnership. He has served as a director of Sterling Commerce, Inc., since December 1995.

     Mr. French, a Managing Director, has served as a director of the Company since September 1992. He has been a partner of Maverick Capital Ltd., an investment fund management limited partnership, since 1992 and a director of Sterling Software, Inc. since July 1992. Mr. French is currently a consultant to the international law firm of Jones, Day, Reavis & Pogue. Mr. French was a partner with the law firm of Jackson & Walker, L.L.P. from 1976 through 1995.

     Mr. Miller, a Managing Director, is a charter employee of the Company. He has served as Vice President--Market Development of the Company since November 1990 and as a director of the Company since September 1992. From September 1984 to November 1990 he was Director of Real Estate. Prior to joining the Company, Mr. Miller served in various real estate positions with Bonanza and Peoples Restaurants. Mr. Miller has served as a director of Sterling Software, Inc. since September 1993. Mr. Miller is the son-in-law of Charles J. Wyly, Jr., Vice Chairman of the Company.

     Mr. Charles J. Wyly, Jr. became a director of the Company in October 1984 and Vice Chairman in February 1985. He co-founded Sterling Software, Inc. in 1981 and since such time has served as a director and (since November
1984) as Vice Chairman of Sterling Software, Inc. He has served as a director of Sterling Commerce, Inc. since December 1995. Mr. Wyly served as an officer and director of University Computing Company from 1964 to 1975, including President from 1969 to 1973. From 1968 to 1980, Mr. Wyly served as Chairman of the Board of Earth Resources Company, an oil refining and silver and gold mining company which he co-founded with his brother, Sam Wyly. Mr. Wyly served as Vice Chairman of the Bonanza Steakhouse chain from 1967 to 1989.

     Mr. Hanlon became a director of the Company in April 1990. Since February 1995, Mr. Hanlon has been Vice President--Investor Relations of America Online, Inc., a provider of online computer services. From March 1993 until February 1995, Mr. Hanlon was President of Hanlon & Co., a consulting firm. He was Vice President--Corporate Communications and Secretary from 1988 to 1993 for LEGENT Corporation and its predecessor. From 1987 to 1988, Mr. Hanlon served as a consultant to Sam Wyly, Chairman. From 1983 through 1987, Mr. Hanlon was Director of Investor & Corporate Communications of UCCEL Corporation. Since 1995, he has served as a director of Intellicall, Inc., a diversified telecommunications company providing technology and services to private pay telephone networks throughout the United States.

     Dr. Taylor became a director of the Company in June 1989. Dr. Taylor was President of Louisiana Tech University from 1962 until 1987, and has served as President--Emeritus of Louisiana Tech since 1987. Dr. Taylor also currently serves as a director of Illinois Central Railroad Corporation and Pizza Inn, Inc. and performs mediation and arbitration services as a member of The American Arbitration Association and The Federal Mediation and Conciliation Service.

     Mr. Evan A. Wyly, a Managing Director, has served as a director of the Company since September 1992 and as an officer of the Company since December 1991. In June 1988, Mr. Wyly founded Premier Partners Incorporated, a private investment firm, and served as President prior to joining the Company. Mr. Wyly is a managing partner of Maverick Capital Ltd., an investment fund management limited partnership. He serves as a director and officer of Sterling Software, Inc., and as a director of Sterling Commerce, Inc. Evan Wyly is the son of Sam Wyly, a director and officer of the Company.

     PROPOSAL NO. 2 -- APPROVAL OF THE 1997 EMPLOYEES STOCK PURCHASE PLAN

     On February 25, 1997, the Board adopted the Michaels Stores, Inc. 1997 Employees Stock Purchase Plan (the "Stock Purchase Plan"), which authorizes the granting of options to purchase up to 1,000,000 shares of Common Stock to the Company's employees and directed that the Stock Purchase Plan be submitted for stockholder approval at the Annual Meeting. The Stock Purchase Plan is similar to the Employees Stock Purchase Plan (the "Existing Plan") that is currently in effect, which will terminate when there are no more shares available for purchase under the Existing Plan or at the discretion of the Board. The Stock Purchase Plan will replace the Existing Plan and will become effective upon the termination of the Existing Plan.

     Although the adoption of the Stock Purchase Plan does not require the approval of the Company's stockholders, the approval is being sought to ensure that the Stock Purchase Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Code, allowing all tax consequences of purchasing shares under the Stock Purchase Plan to be deferred until the participant sells or otherwise disposes of the shares or dies. Whether or not shareholder approval is obtained, the Stock Purchase plan will become effective.

     The following is a summary of the principal provisions of the Stock Purchase Plan, but it is not intended to be a complete description of all of the terms and provisions of the Stock Purchase Plan. The capitalized terms used herein are as defined in the Stock Purchase Plan. A copy of the Stock Purchase Plan is attached hereto as Exhibit A.

     PURPOSE. The Stock Purchase Plan is intended to advance the interests of the Company and its stockholders by allowing employees of the Company the opportunity to purchase shares of the Company's Common Stock. Participation in the Stock Purchase Plan is voluntary and is dependent upon each eligible employee's election to participate and his or her determination as to the level of payments or payroll deductions. The Stock Purchase Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code (the "Code").

     ADMINISTRATION. The Stock Purchase Plan will be administered by a Committee of the Board, consisting of not less than two members. The Committee has authority to (i) interpret and construe the Stock Purchase Plan and any subscription thereunder, and (ii) establish rules and regulations related to the operation and administration of the Stock Purchase Plan. The Committee's interpretations and decisions with regard to the administration of the Plan will be final and conclusive.

     ELIGIBILITY. Subject to certain limitations imposed by the Internal Revenue Code with respect to the level of participation by individual employees, employees of the Company and, at the discretion of the Committee, employees of one or more subsidiaries of the Company will be eligible to participate in the Stock Purchase Plan.

     TERMS. The Company will make quarterly offerings (an "Offering Period") to employees to purchase stock under the plan. Beginning on the date the Stock Purchase Plan becomes effective and on the first day of each fiscal quarter during which the Stock Purchase Plan is in effect (the "Grant Date"), each eligible employee may subscribe to purchase Common Stock by completing a payroll deduction authorization form indicating the amount to be deducted from the employee's pay, which amount may be up to 10% of the employee's regular rate of compensation. Employees may also contribute to their account all or a portion of an "elective amount" which may not exceed $1,000 during any Offering Period.

     PURCHASE OF STOCK; PRICE AND PAYMENT. Each participating employee will be granted an option upon the Grant Date of such offering for as many shares of Common Stock as the participating employee elects to purchase under the terms of the Stock Purchase Plan. The purchase of the shares will take place automatically on the last business day of each month when there are sufficient funds in the employee's account to purchase one or more full shares. The purchase price for each share will be 85% of the average market price (the average of the high and low sales prices of Common Stock on the NASDAQ/NMS) on the last day of the month in which the shares are purchased. Fractional shares of Common Stock may not be purchased. Any balance remaining in an employee's account at the end of the Offering Period will be carried forward into the employee's account for the following Offering Period.

     CANCELLATION AND WITHDRAWAL. An employee may at any time and for any reason withdraw from participation in an offering, and thereby draw out the balance accumulated in the employee's account. The employee may thereafter begin participation again only once during the remainder of the Offering Period. Partial withdrawals will not be permitted.

     TERMINATION OF EMPLOYMENT. An employee's participation in the Stock Purchase Plan automatically ceases upon (i) the termination of his or her employment, (ii) the employee's retirement or death, (iii) the employee being on a leave of absence without pay for more than 90 consecutive days, or (iv) the employee becoming disabled and no longer receiving basic or regular compensation payments from the Company.

     TRANSFERABILITY OF RIGHTS. An employee's rights under the Stock Purchase Plan may not be transferred other than by will, or if the employee dies without a will, by the laws which then govern the distribution of his or her estate.

     AMENDMENT. The Board may at any time amend the Plan in any respect except that, without the approval of the stockholders of the Company not later than 12 months after the date of approval of such amendment by the Board, no amendment will be effective if it would (i) increase or decrease the number of shares approved for the Stock Purchase Plan, unless such increase or decrease is due to a subdivision of outstanding shares or the payment of a stock dividend, (ii) materially increase the benefits of the participants under the Stock Purchase Plan, (iii) change the designation of subsidiaries eligible to participate in the Stock Purchase Plan, or (iv) materially modify the requirements as to eligibility for participation in the Stock Purchase Plan.

     DURATION. The Stock Purchase Plan and all rights of employees under any offering thereunder will terminate on the date that there are no more shares available for purchase under the Stock Purchase Plan or at the discretion of the Board.

     FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANTS. The following is a brief summary of the federal income tax consequences that may occur based on the federal income tax laws presently in effect. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Assuming the Stock Purchase Plan qualifies under Section 423 of the Code, participants will not recognize income for federal income tax purposes either upon enrollment in the Stock Purchase Plan or upon purchase of shares thereunder. All tax consequences of purchasing shares under the Stock Purchase Plan are deferred until the participant sells or otherwise disposes of the shares or dies.

     If the shares are held more than two years from the applicable Grant Date and more than one year from the applicable purchase date of the shares, the participant will be taxed on the sale of such shares at long-term capital gains rates, except to the extent that the participant realizes ordinary income under Section 423(c) of the Code in an amount equal to the lesser of
(i) 15% of the fair market value of the shares on the Grant Date or (ii) the amount by which the fair market value of the shares at the time of the sale exceeds the purchase price.

     If a participant dies owning shares acquired under the Stock Purchase Plan, he or she will be deemed to have disposed of his or her shares on the date of death and will realize ordinary income to the extent of the ordinary income component described in the preceding paragraph, but no capital gain will result until the time of a subsequent sale, when the amount of gain will typically be equal to the excess of the selling price over the fair market value of the shares on the date of death or the alternative valuation date for federal estate tax purposes.

     If shares acquired under the Stock Purchase Plan are sold, exchanged, or otherwise disposed of before the end of the required holding periods above described, the participant will, in the usual case, realize ordinary income at the time of disposition equal to the excess of the fair market value of the shares on the applicable purchase date over the purchase price of the shares. Any additional gain on the sale or disposition should be taxable as capital gains, long-term or short-term, depending on the holding period. Different tax consequences, however, may apply in the case of officers and Directors of the Company who are subject to Section 16(b) of the Exchange Act.

     If the stockholders of the Company do not ratify the adoption of the Stock Purchase Plan, participants will recognize ordinary income upon the purchase of shares under the Stock Purchase Plan equal to the difference between the purchase price of the shares and the fair market value of the shares on the date of purchase.

     TAX CONSEQUENCES TO THE COMPANY. To the extent that an employee of the Company or any subsidiary realizes ordinary income because he or she did not hold the shares more than two years from the applicable Grant Date and more than one year from the applicable purchase date, the Company or its subsidiary generally will be entitled to a corresponding deduction in the year in which the disposition occurs. Otherwise, no deduction is allowable to the Company with respect to shares acquired under the Stock Purchase Plan.

          PROPOSAL NO. 3 -- APPROVAL OF THE 1997 STOCK OPTION PLAN

   Substantially all of the options available for grant under the Company's existing option plans have been issued. Consequently, on February 25, 1997, the Board adopted the Michaels Stores Inc. 1997 Stock Option Plan and directed that it be submitted for stockholder approval at the Annual Meeting. The 1997 Stock Option Plan is intended to provide incentive compensation to certain of the Company's executive officers, key employees, directors, advisors and consultants. The 1997 Stock Option Plan is also intended to aid in attracting persons of outstanding ability to serve, and remain in the service of, the Company. The Board believes that the attraction and retention of these persons is critical to the Company's future success. The Board also believes that a principal component of attracting and retaining qualified persons is an equity-based incentive plan which aligns the long-term economic interests of such persons with the long-term economic interests of the Company's stockholders.

   Although the adoption of the 1997 Stock Option Plan does not require the approval of the Company's stockholders, such approval is being sought to ensure that compensation pursuant to the Stock Option Plan will not be subject to the deduction limits under Section 162(m) of the Code discussed below. The Board has conditioned effectiveness of the 1997 Stock Option Plan on approval by the holders of a majority of the outstanding Common Stock having voting power present in person or represented by proxy at the meeting.

   If the 1997 Stock Option Plan is approved by the stockholders, options to purchase shares of Common Stock will not be issued under the 1997 Stock Option Plan until all shares available for issuance under any of the Company's other existing stock option plans have been granted or such plans have been otherwise terminated.

   DESCRIPTION OF THE 1997 STOCK OPTION PLAN. The 1997 Stock Option Plan will be administered by the 1997 Stock Option Committee (the "1997 Stock Option Committee") as described in "--1997 Stock Option Plan Committee." Pursuant to the 1997 Stock Option Plan, the Board and the 1997 Stock Option Committee will be authorized to grant options to purchase Common Stock of the Company pursuant to the Stock Option Plan (the "Plan Options") to certain executive officers, key employees, directors, advisors and consultants of the Company and its subsidiaries.

   The total number of shares of Common Stock initially available for issuance under the 1997 Stock Option Plan will be 6,800,000. However, if at the close of business on the last day of any fiscal quarter of the Company the sum of (i) the total number of shares of Common Stock theretofore issued upon the exercise of Plan Options, (ii) the total number of shares of Common Stock then subject to outstanding Plan Options, and (iii) the total number of shares of Common Stock then remaining available under the 1997 Stock Option Plan to be made subject to future grants of Plan Options (such sum being the "Company Actual Number") is less than 20% of the total number of shares of Common Stock then outstanding on a fully diluted basis (the "Company Target Number"), the number of shares of Common Stock available for issuance under the 1997 Stock Option Plan will automatically be increased to a number that will result in the Company Actual Number being equal to the Company Target Number.

   The 1997 Stock Option Plan does not specify a maximum term for Plan Options granted thereunder. The exercise price of Plan Options may not be less than the fair market value per share of the Common Stock on the date determined as the grant date in accordance with the authorization of the 1997 Stock Option Committee or the Board, as the case may be. Under the 1997 Stock Option Plan, the 1997 Stock Option Committee or the Board may, without the consent of the option holder, amend any option agreement in various respects, including acceleration of the time at which the option may be exercised, extension of the expiration date, reduction of the exercise price and waiver of other conditions or restrictions.

   The exercise price of a Plan Option is payable in cash or by check acceptable to the Company, by the actual or constructive transfer to the Company of nonforfeitable, unrestricted shares of Common Stock already owned by the participant having an actual or constructive value as of the time of exercise equal to the total exercise price, by any other legal consideration authorized by the 1997 Stock Option Committee or the Board, as the case may be, or by a combination of such methods of payment. The 1997 Stock Option Committee or the Board may permit the deferred payment of the exercise price from the proceeds of sales through a bank or broker on the exercise date of some or all of the shares of Common Stock to which such exercise relates. The 1997 Stock Option Plan does not require that a participant hold shares received upon the exercise of Plan Options for a specified period and would permit immediate sequential exercises of Plan Options with the exercise price therefor being paid in shares of Common Stock, including shares acquired as a result of prior exercises of Plan Options.

   The foregoing discussion of the material provisions of the 1997 Stock Option Plan is qualified in its entirety by reference to the full text of the 1997 Stock Option Plan, a copy of which is attached hereto as Exhibit B and is incorporated herein by reference.

   1997 STOCK OPTION PLAN COMMITTEE. The 1997 Stock Option Committee and the Board will administer the 1997 Stock Option Plan. The 1997 Stock Option Committee has the authority, subject to certain restrictions set forth in the 1997 Stock Option Plan, to determine from time to time the individuals to whom options will be granted, the number of shares to be covered by each option and the time or times at which options will become exercisable. The Stock Option Plan provides that the 1997 Stock Option Committee is intended to consist of two or more non-employee directors. Dr. F. Jay Taylor and Richard E. Hanlon have been appointed as the members of the 1997 Stock Option Committee.

   CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Plan Options granted under the 1997 Stock Option Plan are intended to be nonqualified stock options. Nonqualified stock options generally will not result in any taxable income to the optionee at the time of the grant, but the holder thereof will realize ordinary income at the time of exercise of the Plan Options if the shares are not subject to any substantial risk of forfeiture (as defined in Section 83 of the Code). Under such circumstances, the amount of ordinary income is measured by the excess of the fair market value of the optioned shares at the time of exercise over the exercise price. An optionee's tax basis in shares acquired upon the exercise of nonqualified stock options is generally equal to the exercise price plus any amount treated as ordinary income. If the exercise price of a nonqualified stock option is paid for, in whole or in part, by the delivery of shares of Common Stock previously owned by the optionee ("Previously Purchased Shares"), no gain or loss will be recognized on the exchange of the Previously Purchased Shares for a like number of shares of Common Stock. The optionee's basis in the number of shares received equal to the number of Previously Purchased Shares surrendered would be the same as the optionee's basis in the Previously Purchased Shares. However, the optionee would be treated as receiving ordinary income equal to the fair market value (at the time of exercise) of the number of shares of Common Stock received in excess of the number of Previously Purchased Shares surrendered, and the optionee's basis in such excess shares would be equal to their fair market value at the time of exercise.

   To the extent that an optionee recognizes ordinary income in the circumstances described above, the Company or a subsidiary, as the case may be, would be entitled to a corresponding deduction, provided in general that (i) the amount is an ordinary and necessary business expense and such income meets the test of reasonableness, (ii) the deduction is not disallowed pursuant to Section 162(m) of the Code, as described below, and (iii) certain provisions of the Code relating to so-called "excess parachute payments" do not apply. Awards granted under the 1997 Stock Option Plan may be subject to acceleration in the event of a change in control of the Company.
Therefore, it is possible that these change-in-control features may affect whether amounts realized upon the receipt or exercise of Plan Options will be deductible by the Company under the "excess parachute payments" provisions of the Code.

   Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1.0 million accrued with respect to each of the chief executive officer and the Company's four other most highly compensated executive officers employed by the Company at the end of the applicable year. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In the case of options, one requirement is that the plan under which the options are granted state a maximum number of shares with respect to which options may be granted to any one participant during a specified period. The maximum aggregate number of shares of Common Stock with respect to which Plan Options may be granted to any person during any single calendar year shall not exceed 1,500,000. A second requirement of
Section 162(m) of the Code is that the 1997 Stock Option Plan be approved by the Company's stockholders.

   GRANTS UNDER THE STOCK OPTION PLAN. As of the date of this Proxy Statement, no Plan Options have been granted and it is not possible to determine the specific awards of Plan Options that will be granted to various individuals in the future under the 1997 Stock Option Plan.

             MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met four times and acted by unanimous written consent five times during the fiscal year ended February 1, 1997 ("fiscal 1996"). During such period, all members of the Board participated in at least 75% of all Board and applicable committee meetings.

   The Board has six standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Stock Option Committee, the 1992 Non-Statutory Plan Committee and the 1994 Non-Statutory Plan Committee. The functions of these committees, their current members, and the number of meetings held during fiscal 1996 are described below.

   EXECUTIVE COMMITTEE. The function of the Executive Committee is to direct and manage the business and affairs of the Company in the intervals between meetings of the Board. The Executive Committee is empowered to act in lieu of the Board on any matter except that for which the Board has specifically reserved authority to itself and except for those matters specifically reserved to the full Board pursuant to the Delaware General Corporation Law. The Executive Committee is comprised of Sam Wyly (Chairman) and Charles J. Wyly, Jr. The Executive Committee acted by unanimous written consent four times in fiscal 1996.

   AUDIT COMMITTEE. The Audit Committee was established to review the professional services and independence of the Company's independent auditors, and the Company's accounts, procedures and internal controls. The Audit Committee recommends to the Board the appointment of the firm selected to be independent public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit; reviews and evaluates with the independent public accountants the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates problem areas having a potential financial impact on the Company that may be brought to its attention by management, the independent public accountants or the Board; and evaluates all public financial reporting documents of the Company. The Audit Committee is comprised of Dr. F. Jay Taylor (Chairman) and Richard E. Hanlon. The Audit Committee met four times in fiscal 1996.

   COMPENSATION COMMITTEE. The function of the Compensation Committee is to fix the annual salaries and bonuses for the officers and key employees of the Company. The Compensation Committee is comprised of Charles J. Wyly, Jr. (Chairman) and Sam Wyly. The Compensation Committee met twice in fiscal 1996.

   STOCK OPTION COMMITTEE. The Stock Option Committee administers the Company's Key Employee Stock Compensation Program (the "Program"). It approves the grant of stock options, restricted stock awards and stock appreciation rights to officers and other key employees that are eligible to participate in the Program. The Stock Option Committee is comprised of Dr. F. Jay Taylor (Chairman) and Richard E. Hanlon. The Stock Option Committee acted by unanimous written consent four times in fiscal 1996.

   1992 NON-STATUTORY PLAN COMMITTEE. The 1992 Non-Statutory Plan Committee administers the Company's 1992 Non-Statutory Stock Option Plan (the "1992 Non-Statutory Plan"). The 1992 Non-Statutory Plan Committee has the power, subject to certain restrictions set forth in the 1992 Non-Statutory Plan, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be exercisable. The 1992 Non-Statutory Plan Committee is comprised of Dr.
F. Jay Taylor (Chairman) and Richard E. Hanlon. The 1992 Non-Statutory Plan Committee acted by unanimous written consent 24 times during fiscal 1996. The alternate members of the 1992 Non-Statutory Plan Committee, Charles J. Wyly, Jr. and Sam Wyly, acted by unanimous written consent once during fiscal 1996.

   1994 NON-STATUTORY PLAN COMMITTEE. The 1994 Non-Statutory Plan Committee administers the Company's 1994 Non-Statutory Stock Option Plan (the "1994 Non-Statutory Plan"). The 1994 Non-Statutory Plan Committee has the power, subject to certain restrictions set forth in the 1994 Non-Statutory Plan, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be exercisable. The 1994 Non-Statutory Plan Committee is comprised of Dr.
F. Jay Taylor (Chairman) and Richard E. Hanlon. The 1994 Non-Statutory Plan Committee acted by unanimous written consent once during fiscal 1996.

   The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board as a whole.

            PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

   The following table sets forth information as of April 15, 1997 regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding shares of Common Stock, each director of the Company, certain Named Executives (as defined below), and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

                                                      AMOUNT AND
                                                      NATURE OF
NAME OF BENEFICIAL OWNER OR                           BENEFICIAL      PERCENT
NUMBER OF PERSONS IN GROUP                           OWNERSHIP(1)     OF CLASS
---------------------------                        ----------------   --------
Sam Wyly                                             2,565,238  (2)     9.67
Charles J. Wyly, Jr.                                 2,165,024  (3)     8.27
Michael C. French                                       17,866  (4)        *
Richard E. Hanlon                                       22,600  (5)        *
Donald R. Miller, Jr.                                   99,306  (6)        *
Dr. F. Jay Taylor                                       28,940  (7)        *
Evan A. Wyly                                            85,875  (8)        *
David E. Bolen                                          28,459  (9)        *
R. Don Morris                                          163,717 (10)        *
Rex A. Rambo                                                 0             *
R. Michael Rouleau                                     314,879 (11)     1.20
Douglas B. Sullivan                                    164,583 (12)        *
First Pacific Advisors, Inc.                         2,900,600 (13)    11.20
  11400 West Olympic Boulevard, Suite 1200
  Los Angeles, California  90064
ICM Asset Management, Inc.                           2,506,880 (14)     9.68
  601 W. Main Avenue, Suite 917
  Spokane, Washington  99201
Trident Trust Company (IOM) Limited                  2,433,333 (15)     9.40
  P.O. Box 175
  100 Market Street
  Douglas, Isle of Man
  British Isles IM99ITT
The Wyly Group                                       4,430,262 (16)    16.53
  300 Crescent Court, Suite 1000
  Dallas, Texas  75201
All current directors and executive officers         5,168,923 (17)    18.76
  as a group (15 persons)

-------------------
 *   Less than 1%

(1) The number of shares shown includes outstanding shares of Common Stock owned as of April 15, 1997 by the person indicated and shares underlying options owned by such person on April 15, 1997 that were exercisable within 60 days of such date. Persons holding shares of Common Stock pursuant to the Michaels Stores, Inc. Employees 401(k) Plan and Trust (the "401(k) Plan") have sole voting power and investment power with respect to such shares.

(2) Includes 633,333 shares subject to presently exercisable options; 1,074,536 shares held of record by Tallulah, Ltd. (a limited partnership of which Mr. Wyly is a general partner); 541,533 shares held of record by family trusts of which Mr. Wyly is trustee; 300,000 shares held of record by

     Maverick Entrepreneurs Fund, Ltd. ("Maverick"), a limited partnership of which Mr. Wyly is a general partner; and 15,836 shares held of record by certain of Mr. Wyly's adult children, who have given him the power to vote such shares. Based on Amendment No. 26 to a Schedule 13D filed with the Securities and Exchange Commission dated December 10, 1996, Mr. Wyly has the sole power to dispose or to direct the disposition of 2,265,238 shares of Common Stock, has the sole power to vote or direct the vote of 1,631,905 shares of Common Stock, and shares the power to dispose or to direct the disposition of 300,000 shares of Common Stock and the power to vote or to direct the vote of those shares.

(3) Includes 267,417 shares subject to presently exercisable options; 755,000 shares held of record by Brush Creek, Ltd., a limited partnership of which Mr. Wyly is a general partner; 842,233 shares held of record by family trusts of which Mr. Wyly is trustee; 300,000 shares held of record by Maverick, of which Mr. Wyly is a general partner; and 374 shares held of record by Mr. Wyly's adult children, who have given him the power to vote such shares. Based on Amendment No. 26 to a Schedule 13D filed with the Securities and Exchange Commission dated December 10, 1996, Mr. Wyly has the sole power to dispose or to direct the disposition of 1,865,024 shares of Common Stock, has the power to vote or to direct the vote of 1,597,607 shares of Common Stock, and shares the power to dispose or to direct the disposition of 300,000 shares of Common Stock and the power to vote or to direct the vote of those shares.

(4) Includes 16,666 shares subject to presently exercisable options; and 1,200 shares held by a retirement account directed by Mr. French.

(5)  Includes 20,000 shares subject to presently exercisable options.

(6) Includes 84,250 shares subject to presently exercisable options; 187 shares held by Mr. Miller's spouse; and 10,929 shares owned pursuant to the 401(k) Plan.

(7)  Includes 7,500 shares subject to presently exercisable options.

(8)  Includes 30,000 shares subject to presently exercisable options.

(9)  Includes 1,746 shares owned pursuant to the 401(k) Plan.

(10) Includes 144,500 shares subject to presently exercisable options and 4,180 shares owned pursuant to the 401(k) Plan.

(11) Includes 300,000 shares subject to presently exercisable options; and 1,879 shares owned pursuant to the 401(k) Plan.

(12) Includes 130,750 shares subject to presently exercisable options; and 7,083 shares owned pursuant to the 401(k) Plan.

(13) Based on a Schedule 13G filed with the Securities and Exchange Commission dated February 12, 1997, First Pacific Advisors, Inc., a registered investment advisor, shares the power to dispose or to direct the disposition of 2,900,600 shares of Common Stock and shares the power to vote or to direct the vote of 1,006,600 shares of Common Stock.

(14) Based on a Schedule 13G/A filed with the Securities and Exchange Commission dated February 10, 1997, ICM Asset Management, Inc., a registered investment adviser, has the sole power to dispose or direct the disposition of 2,506,880 shares of Common Stock and shares the power to vote or direct the vote of 1,799,650 shares of Common Stock.

(15) Trident Trust Company (IOM) Limited has the sole power to dispose or to direct the disposition of 666,667 shares of Common Stock and the sole power to vote or to direct the vote of those shares and is the trustee of a trust which holds all of the outstanding shares of common stock of Devotion Limited, an Isle of Man corporation that has 1,416,667 shares of Common Stock, and the trustee of a trust which holds all of the outstanding shares of common stock of Elegance Limited, an Isle of Man corporation that has 750,000 shares of Common Stock.

(16) The Wyly Group consists of Sam Wyly, Charles J. Wyly, Jr. and Maverick.

(17) Includes 169,195 shares subject to presently exercisable options, 1,029 shares held pursuant to the 401(k) Plan and 1,500 shares of Common Stock held, in the aggregate, by 5 executive officers not named in the table.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer, each of the Company's four other most highly compensated executive officers employed by the Company at the end of the fiscal year, and two other executive officers who would have been included in the four other most highly compensated executive officers if employed at the fiscal year end, based on salary and bonus earned during fiscal 1996 (the "Named Executives").

                                                                                     LONG-TERM COMPENSATION
                                                                              ----------------------------------
                                                                                       AWARDS
                                              ANNUAL COMPENSATION             ------------------------   PAYOUTS
                                       -----------------------------------    RESTRICTED    SECURITIES   -------
                                                              OTHER ANNUAL       STOCK      UNDERLYING    LTIP       ALL OTHER
                              FISCAL                          COMPENSATION       AWARDS      OPTIONS/    PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR    SALARY($)   BONUS($)       ($)              ($)      SARS(#)(1)     ($)           ($)
---------------------------   ------   ---------   --------   ------------    ----------    ----------   -------    ------------
R. Michael Rouleau, (2)        1996     394,236       --       227,779 (3)          --       500,000        --         3,885 (4)
  President and Chief
  Executive Officer

Sam Wyly, (5)                  1996     450,000       --        75,385 (6)          --       633,333        --            --
  Chairman of the              1995     450,000       --        63,690 (6)          --       300,000 (7)    --            --
  Board of Directors           1994     434,875       --        74,604 (6)          --       200,000        --            --

Charles J. Wyly, Jr.,          1996     225,000       --            --              --       267,417        --            --
  Vice Chairman of the         1995     225,000       --            --              --       450,000 (8)    --            --
  Board of Directors           1994     217,438       --            --              --       100,000        --            --

Douglas B. Sullivan,           1996     301,809       --        24,788 (9)          --       253,250 (10)   --         6,268 (11)
  Executive Vice               1995     284,686       --        39,105 (9)          --       245,000 (12)   --         5,269 (11)
  President - Development      1994     271,924       --        20,075 (9)          --        60,000        --         6,560 (11)

R. Don Morris,                 1996     323,898       --        57,303 (13)         --       283,250 (14)   --     2,175,579 (15)
  Executive Vice               1995     325,550       --        44,698 (13)         --       259,000 (16)   --         7,460 (15)
  President and Chief          1994     321,154       --        49,357 (13)         --        60,000        --         8,355 (15)
  Financial Officer
  (Resigned March 1997)

David E. Bolen,                1996     253,848       --       112,652 (17)         --       120,000 (18)   --         3,808 (19)
  Executive Vice               1995     258,654       --            --              --       120,000 (20)   --        90,042 (19)
  President (Resigned          1994     139,423       --            --              --        30,000        --         2,308 (19)
  August 1996)

Rex A. Rambo,                  1996     275,002(21)   --            --              --            --        --        16,389 (22)
  Executive Vice               1995      63,462       --            --              --        80,000 (23)   --        71,960 (22)
  President (Resigned
  August 1996)

-------------------
(1) Options to acquire shares of Common Stock. The number of securities included in this table is inclusive of repricing grants. See table under the caption "Ten-year Option/SAR Repricings."

(2)  Mr. Rouleau was appointed Chief Executive Officer in April 1996.

(3) Includes $200,000 in relocation expenses and life insurance premiums paid by the Company in the amount of $21,605 in fiscal 1996.

(4) Annual contribution by the Company for Mr. Rouleau's account pursuant to the Company's 401(k) Plan.

(5) Sam Wyly was Chief Executive Officer prior to Mr. Rouleau's appointment to that position.

(6) Includes life insurance premiums paid by the Company in the amount of $60,291, $51,678 and $64,746 in fiscal 1996, 1995 and 1994, respectively.

(7)  300,000 previously granted stock options which were repriced in fiscal
     1995.

(8)  450,000 previously granted stock options which were repriced in fiscal
     1995.

(9) Includes life insurance premiums paid by the Company in the amount of $19,430, $18,798 and $16,925 in fiscal 1996, 1995 and 1994, respectively.

(10) 253,250 previously granted stock options which were repriced in fiscal
     1996.

(11) Includes the annual contribution by the Company for Mr. Sullivan's account pursuant to the Company's 401(k) Plan in the amount of $5,538, $4,620 and $3,914 in fiscal 1996, 1995 and 1994, respectively, and split-dollar life insurance providing $730, $649 and $2,646 of current net benefit projected on an actuarial basis in fiscal 1996, 1995 and 1994, respectively.

(12) Includes 165,000 previously granted stock options which were repriced in fiscal 1995.

(13) Includes life insurance premiums paid by the Company in the amount of $42,611, $30,430 and $42,651 in fiscal 1996, 1995 and 1994, respectively.

(14) 283,250 previously granted stock options which were repriced and the expiration date of which was extended in fiscal 1996.

(15) Includes the annual contribution by the Company for Mr. Morris' account pursuant to the Company's 401(k) Plan in the amount of $4,500, $4,620 and $4,620 in fiscal 1996, 1995 and 1994, respectively, and split-dollar life insurance providing $5,079, $2,840 and $3,735 of current net benefit projected on an actuarial basis in fiscal 1996, 1995 and 1994, respectively. Also includes accruals by the Company of $2,166,000 in fiscal 1996 for the current net value of severance compensation.

(16) Includes 159,000 previously granted stock options which were repriced in fiscal 1995.

(17) Includes severance compensation in the amount of $105,769.

(18) 120,000 previously granted stock options which were repriced in fiscal 1996. 30,000 of such stock options were cancelled upon termination of Mr. Bolen's employment.

(19) Includes annual contribution by the Company for Mr. Bolen's account pursuant to the Company's 401(k) Plan in the amount of $3,808, $4,620 and $2,308 in fiscal 1996, 1995 and 1994, respectively, and moving and relocation expenses of $85,422 in fiscal 1995.

(20) Includes 30,000 previously granted stock options which were repriced in fiscal 1996.

(21) Pursuant to Mr. Rambo's Severance Agreement, Mr. Rambo continued to receive his cash compensation through the end of the fiscal year.

(22) Includes relocation expenses.

(23) Stock options were cancelled upon termination of Mr. Rambo's employment.

OPTION GRANTS DURING 1996 FISCAL YEAR

     The following table provides information related to options granted to the Named Executives during fiscal 1996.

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF
                                                                                                     STOCK PRICE
                                                                                                     APPRECIATION
                                      INDIVIDUAL GRANTS                                           FOR OPTION TERM(1)
-------------------------------------------------------------------------------------------   --------------------------
                               NUMBER OF         % OF TOTAL
                               SECURITIES       OPTIONS/SARS
                               UNDERLYING        GRANTED TO      EXERCISE OR
                              OPTIONS/SARS      EMPLOYEES IN      BASE PRICE     EXPIRATION
NAME                          GRANTED(#)(2)    FISCAL YEAR(3)    ($/SH)(4)          DATE          5%($)         10%($)
----                        ----------------   --------------    -----------     ----------   ------------    ----------
R. Michael Rouleau.......    500,000 (5)            11.44          12.50          04/01/00      1,346,914      2,900,625
Sam Wyly.................    633,333                14.50          14.375         03/31/99      1,435,044      3,013,478
Charles J. Wyly, Jr. ....    267,417                 6.12          14.375         03/31/99        605,929      1,272,404
Douglas B. Sullivan......    245,000 (6)(7)          5.61          12.50          08/28/00        659,988      1,421,306
                               5,750 (8)              .13          11.25          01/31/98          4,932         10,027
                               2,500 (9)              .06          12.50          01/31/98          2,383          4,844
R. Don Morris............    259,000 (6)(10)         5.93          12.50          08/28/00        697,701      1,502,524
                               5,750 (11)             .13          11.25          01/31/98          4,932         10,027
                              18,500 (6)(12)          .42          12.50          01/31/98         17,633         35,844
David E. Bolen...........    120,000 (6)(13)         2.75          12.50          08/28/00        323,259        696,150
Rex A. Rambo.............         --                   --             --                --             --             --

-------------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability or vesting over periods. The use of the assumed 5% and 10% returns is established by the Securities and Exchange Commission and is not intended by the Company to forecast possible future appreciation of the price of the Common Stock.

(2) Options to acquire shares of Common Stock. The number of securities included in this table is inclusive of repricings and extensions of the expiration date of existing options. See table under the caption "Ten-year Option/SAR Repricings."

(3) The number of total options granted to employees during fiscal 1996 that was used to calculate the percentage includes previously granted options which were repriced or the expiration date of which were extended.

(4) The option exercise price may be paid in shares of Common Stock owned by the Named Executives, in cash, or in any other form of valid consideration or a combination of any of the foregoing, in some cases as determined by the Board of Directors, the Stock Option Committee, the 1992 Non-Statutory Plan Committee or the 1994 Non-Statutory Plan Committee, as applicable, in its discretion. The exercise price of each option was equal to the fair market value of the Common Stock on the date of grant.

(5) Stock options are currently exercisable with respect to 60% of the shares covered thereby and become exercisable with respect to 20% of the shares covered thereby on each of April 2, 1998 and April 2, 1999.

(6) Stock options are currently exercisable with respect to 50% of the shares covered thereby and become exercisable with respect to the remaining 50% of the shares covered thereby on August 29, 1997.

(7)  245,000 previously granted stock options which were repriced in fiscal
     1996.

(8) 5,750 previously granted stock options, the expiration date of which was extended in fiscal 1996.

(9) 2,500 previously granted stock options which were repriced and the expiration date of which was extended in fiscal 1996.

(10) 259,000 previously granted stock options which were repriced in fiscal
     1996.

(11) 5,750 previously granted stock options, the expiration date of which was extended in fiscal 1996.

(12) 18,500 previously granted stock options which were repriced and the expiration date of which was extended in fiscal 1996.

(13) 120,000 previously granted stock options which were repriced in fiscal 1996. Pursuant to the Severance Agreement between Mr. Bolen and the Company, the expiration date of 90,000 of such stock options was accelerated to August 31, 1997 and 30,000 of such stock options were cancelled upon the termination of Mr. Bolen's employment with the Company.

OPTION EXERCISES DURING 1996 FISCAL YEAR
 AND FISCAL YEAR END OPTION VALUES

     The following table provides information related to options exercised by the Named Executives during the 1996 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                                     NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/SARS
                                                                   OPTIONS/SARS AT FY-END(#)           AT FY-END($)(1)
                            SHARES ACQUIRED         VALUE         ---------------------------    ----------------------------
NAME                         ON EXERCISE(#)     REALIZED($)(2)    EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                        ---------------     --------------    -----------   -------------    -----------    -------------
R. Michael Rouleau........       --                   --          200,000          300,000         125,000         187,500
Sam Wyly..................       --                   --          633,333               --              --              --
Charles J. Wyly, Jr. .....       --                   --          267,417               --              --              --
Douglas B. Sullivan.......       --                   --          130,750          122,500          88,906          76,562
R. Don Morris.............       --                   --          144,500          137,750          97,500          86,718
David E. Bolen............       --                   --           90,000 (3)           --              --              --
Rex A. Rambo..............       --                   --               --               --              --              --

-------------------
(1) The closing price for the Company's Common Stock as reported through The Nasdaq National Market System on January 31, 1997, the last trading day of the 1996 fiscal year, was $13.125. Value is calculated on the basis of the difference between the option exercise price and $13.125 multiplied by the number of shares of Common Stock underlying the option.

(2) Value realized is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(3) Pursuant to the Severance Agreement between Mr. Bolen and the Company, 30,000 of the options that were repriced in April 1996 were cancelled upon the termination of Mr. Bolen's employment with the Company.

COMPENSATION OF DIRECTORS

   Directors who are salaried employees of the Company are not compensated for their Board activities. The Company pays Sam Wyly $37,500 per month for serving as Chairman of the Board. On April 1, 1996, the Company granted to Mr. Wyly a three-year option to purchase 633,333 shares of Common Stock at an exercise price of $14.375, all of which was exercisable immediately. The Company pays Charles J. Wyly, Jr. $18,750 per month for serving as Vice Chairman of the Board. On April 1, 1996, the Company granted to Mr. Wyly a three-year option to purchase 267,417 shares of Common Stock at an exercise price of $14.375, all of which was exercisable immediately.

   Dr. Taylor and Mr. Hanlon each receive an annual fee of $24,000 as members of the Board, a fee of $1,000 for attendance at each regular or special Board meeting, and a fee of $1,000 for attendance at each meeting of the Audit Committee. On March 4, 1996, the Company repriced options to purchase 15,000 shares of Common Stock held by Dr. Taylor and options to purchase 30,000 shares of Common Stock held by Mr. Hanlon. The new exercise price is $12.50 per share. On September 9, 1996, the Company extended the expiration date of December 1, 1996 of options to purchase 10,000 shares of Common Stock held by Mr. Hanlon to an expiration date of January 31, 1998.

   Pursuant to a consulting arrangement with the Company, during fiscal 1996, Mr. French received from the Company a non-refundable retainer of $15,000 per month for his advice and assistance with respect to acquisitions and other matters. On April 1, 1996, the Company granted to Mr. French a three-year option to purchase 25,000 shares of Common Stock at an exercise price of $14.375, one-third of which was exercisable immediately, one-third of which vested on April 1, 1997 and one-third of which will vest on April 1, 1998. Jones, Day, Reavis & Pogue, a law firm for which Mr. French is a consultant, provides legal services to the Company, but does not charge the Company for any time spent by Mr. French on any Company matters.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

   The Company has entered into agreements with Sam Wyly and Charles J.
Wyly, Jr., directors and executive officers of the Company, which agreements provide for the employment of such persons by the Company upon a change of control of the Company (a "Change of Control") for a salary not less than each such individual's respective annual salary immediately preceding the Change of Control and allows each such individual to participate in bonuses with other key management personnel. Each of these agreements (i) is for a term of three years with provisions for annual automatic one-year extensions and, upon a Change of Control, an additional extension of 36 months and (ii) requires the Company to pay to each such individual, if his employment is terminated within three years of a Change of Control, a sum equal to three times such individual's salary and bonus during the twelve-month period immediately preceding termination.

   The Company has entered into an agreement with Dr. F. Jay Taylor, a director of the Company, which agreement provides for the engagement by the Company of Dr. Taylor as a consultant upon a Change of Control for an annual base compensation not less than the fees received by him from the Company in all capacities during the twelve-month period immediately preceding the Change of Control. This agreement (i) is for a term of three years with provisions for annual automatic one-year extensions and, upon a Change of Control, an additional extension of 36 months and (ii) requires the Company to pay to Dr. Taylor, if his consulting arrangement is terminated within three years of a Change of Control, a sum equal to three times the fees received by him from the Company in all capacities during the twelve-month period immediately preceding termination.

   The Company has entered into a new six-year employment agreement with R. Michael Rouleau, the President and Chief Executive Officer of the Company, effective April 29, 1997, under which Mr. Rouleau is entitled to receive an annual base salary of $500,000 and standard executive officer benefits and to participate in a bonus plan in any year in which a bonus plan is established. In fiscal 1997, the applicable bonus plan could provide a bonus to Mr. Rouleau of up to $300,000 if certain Company performance goals are attained. Upon a change of control of the Company or if the Company terminates Mr. Rouleau's employment (other than for cause) prior to the expiration of the six-year term, Mr. Rouleau is entitled to continue to receive his base salary and other benefits until April 30, 2003. If Mr. Rouleau's employment is terminated for any reason, at any time, all unvested options then held by him will immediately become fully exercisable and Mr. Rouleau will be entitled to the value of any unvested interest he may have in the Company's 401(k) plan.

   The Company has entered into an agreement with Douglas B. Sullivan, an executive officer of the Company, which provides for his employment by the Company upon a Change of Control for a salary not less than his annual salary immediately preceding the Change of Control and allows him to participate in bonuses with other key management personnel of the Company. This agreement
(i) is for a term of three years with provisions for annual automatic one-year extensions and, upon a Change of Control, an additional extension of twelve months and (ii) requires the Company to pay to Mr. Sullivan, if his employment is terminated within one year of a Change of Control, a sum equal to his salary and bonus during the twelve-month period immediately preceding termination.

REPORT OF THE COMPENSATION AND STOCK OPTION
 COMMITTEES ON REPRICINGS OF OPTIONS/SARS

   The Company's various stock option plans have been utilized to provide directors, executives and other key employees with increased motivation and incentive to exert their best efforts on behalf of the Company through the opportunity to benefit from appreciation in the value of the Common Stock. Due to a decline in the price of the Common Stock in fiscal 1996, certain options outstanding under the Company's various stock option plans were exercisable at prices which exceeded the then current market value of the Common Stock. In order to restore the incentive value to such options, the Executive Committee, the Stock Option Committee, the 1992 Non-Statutory Plan Committee, and the 1994 Non-Statutory Plan Committee approved the repricing of options held by employees and key advisors.

   On March 4, 1996, each option outstanding under the 1992 Non-Statutory Stock Option Plan, excluding any option held by David E. Bolen or Rex Rambo, with an exercise price exceeding the market price of the Company's Common Stock was amended to an exercise price equal to the then current market price of $12.50. Each option outstanding under the 1994 Non-Statutory Stock Option Plan with an exercise price exceeding the market price of the Company's Common Stock was amended to an exercise price equal to the then current market price of $12.50. Each option outstanding under the Key

Employee Stock Compensation Program with an exercise price exceeding the market price of the Company's Common Stock was amended to an exercise price equal to the then current market price of $12.50. Each option outstanding under the Non-Statutory Stock Option Agreements dated November 27, 1991 and December 2, 1991 granted to Evan A. Wyly and Richard E. Hanlon, respectively, with an exercise price exceeding the market price of the Company's Common Stock was amended to an exercise price equal to the then current market price of $12.50. All other terms and conditions of the options remained the same. On March 29, 1996, each option outstanding under the 1992 Non-Statutory Stock Option Plan and the Key Employee Stock Compensation Program granted to David
E. Bolen with an exercise price exceeding the market price of the Company's Common Stock was amended to an exercise price equal to the then current market price of $14.00.

   Certain options previously granted under the Key Employee Stock Compensation Program to various key employees of the Company were to expire in fiscal 1996. The Stock Option Committee and the Board determined that it was in the best interests of the Company and its stockholders to extend the terms of certain of those options in order to retain the incentive value of those options. Thus, on September 9, 1996, the Company extended the term of each of the options granted under the Key Employee Stock Compensation Program that would expire on or before December 31, 1996 to January 31, 1998.

   This report is submitted by the members of the Board and the Compensation and Option Committees:

   STOCK OPTION      1992 NON-STATUTORY   1994 NON-STATUTORY     COMPENSATION
    COMMITTEE          PLAN COMMITTEE       PLAN COMMITTEE         COMMITTEE
   ------------      ------------------   ------------------     ------------
Dr. F. Jay Taylor    Dr. F. Jay Taylor     Dr. F. Jay Taylor        Sam Wyly
Richard E. Hanlon    Richard E. Hanlon     Richard E. Hanlon   Charles J. Wyly, Jr.

   The following table sets forth information concerning the repricing of stock options or warrants held by all current and former executive officers during the ten-year period ended February 1, 1997.

                        TEN-YEAR OPTION/SAR REPRICINGS

                                        NUMBER OF                                                  LENGTH OF
                                       SECURITIES    MARKET PRICE                               ORIGINAL OPTION
                                       UNDERLYING    OF STOCK AT   EXERCISE PRICE                     TERM
                                      OPTIONS/SARS     TIME OF       AT TIME OF                   REMAINING AT
                                       REPRICED OR   REPRICING OR   REPRICING OR   NEW EXERCISE      DATE OF
    NAME OF                              AMENDED       AMENDMENT      AMENDMENT        PRICE      REPRICING OR
ORIGINAL GRANTEE              DATE         (#)            ($)            ($)            ($)         AMENDMENT
----------------            --------  -------------  ------------  --------------  ------------  --------------
Sam Wyly                    09/28/95     100,000         17.00          27.875         17.00        08/18/98
  Chairman of the           09/28/95     100,000         17.00          39.25          17.00        04/17/99
  Board of Directors        09/28/95     100,000         17.00          30.75          17.00        07/31/99
                            10/24/90     150,000          3.00           3.25           3.00        11/19/94
                            10/24/90     200,000          3.00           3.50           3.00        08/03/96
                            10/24/90     200,000          3.00           4.00           3.00        02/01/93
                            10/24/90     175,000          3.00           4.00           3.00        08/21/95
                            12/10/87     200,000          3.50           5.125          3.50        08/03/96

                                     20

                                        NUMBER OF                                                  LENGTH OF
                                       SECURITIES    MARKET PRICE                               ORIGINAL OPTION
                                       UNDERLYING    OF STOCK AT   EXERCISE PRICE                     TERM
                                      OPTIONS/SARS      TIME OF      AT TIME OF                   REMAINING AT
                                       REPRICED OR   REPRICING OR   REPRICING OR   NEW EXERCISE      DATE OF
    NAME OF                              AMENDED       AMENDMENT      AMENDMENT        PRICE      REPRICING OR
ORIGINAL GRANTEE              DATE         (#)            ($)            ($)            ($)         AMENDMENT
----------------            --------  -------------  ------------  --------------  ------------  --------------
Charles J. Wyly, Jr.        09/28/95     300,000         17.00          20.625         17.00        08/18/97
  Vice Chairman of          09/28/95      50,000         17.00          27.875         17.00        08/18/98
  the Board of Directors    09/28/95      50,000         17.00          39.25          17.00        04/17/99
                            09/28/95      50,000         17.00          30.75          17.00        07/31/99
                            10/24/90     100,000          3.00           3.50           3.00        08/03/96
                            10/24/90     100,000          3.00           4.00           3.00        02/01/93
                            10/24/90     125,000          3.00           4.00           3.00        08/21/95
                            12/10/87     100,000          3.50           5.125          3.50        08/03/96

Douglas B. Sullivan         03/04/96     245,000         12.50          16.75          12.50        08/28/00
  Executive Vice            03/04/96       2,500         12.50          13.125         12.50        11/26/96
  President - Development   08/29/95      40,000         16.75          20.50          16.75        08/18/01
                            08/29/95      40,000         16.75          20.50          16.75        08/18/97
                            08/29/95      25,000         16.75          27.00          16.75        08/18/98
                            08/29/95      30,000         16.75          39.25          16.75        04/17/99
                            08/29/95      30,000         16.75          30.75          16.75        07/31/99
                            10/24/90      25,000          3.00           4.50           3.00        08/14/95
                            10/24/90      50,000          3.00           3.875          3.00        01/31/95

Donald R. Miller, Jr.       03/04/96     150,000         12.50          16.75          12.50        08/28/00
  Vice President -          08/29/95      30,000         16.75          20.50          16.75        08/18/97
  Market Development        08/29/95      10,000         16.75          28.525         16.75        08/18/98
                            08/29/95      30,000         16.75          30.75          16.75        07/31/99
                            08/29/95      30,000         16.75          39.25          16.75        04/17/99

Kristen L. Magnuson         03/04/96       5,000         12.50          16.75          12.50        08/18/97
  Vice President -          03/04/96       7,500         12.50          16.75          12.50        08/18/98
  Finance and Planning      03/04/96      15,000         12.50          16.75          12.50        04/17/99
                            03/04/96      15,000         12.50          16.75          12.50        07/31/99
                            03/04/96      35,000         12.50          16.75          12.50        06/05/00
                            08/29/95       5,000         16.75          20.75          16.75        08/18/97
                            08/29/95       7,500(1)      16.75          22.75          16.75        08/18/98
                            08/29/95      15,000(1)      16.75          22.75          16.75        04/17/99
                            08/29/95      15,000(1)      16.75          22.75          16.75        07/31/99
                            08/29/95      35,000         16.75          27.75          16.75        06/05/00
                            06/06/95       7,500(1)      22.75          27.00          22.75        08/18/98
                            06/06/95      15,500(1)      22.75          39.25          22.75        04/17/99
                            06/06/95      15,000(1)      22.75          30.75          22.75        07/31/99

John Rittenhouse            03/04/96      25,000         12.50          16.75          12.50        12/29/99
  Vice President -          03/04/96      25,000         12.50          12.875         12.50        10/22/00
  Distribution              08/29/95      25,000(2)      16.75          22.75          16.75        12/29/99
                            06/06/95      25,000(2)      22.75          34.75          22.75        12/29/99

R. Don Morris               03/04/96     259,000         12.50          16.75          12.50        08/28/00
  Former Executive Vice     03/04/96      18,500         12.50          13.125         12.50        11/26/96
  President and Chief       08/29/95      40,000         16.75          20.50          16.75        08/18/99
  Financial Officer         08/29/95      34,000         16.75          20.50          16.75        08/18/97
                            08/29/95      25,000         16.75          27.00          16.75        08/18/98
                            08/29/95      30,000         16.75          39.25          16.75        04/17/99
                            08/29/95      30,000         16.75          30.75          16.75        07/31/99
                            10/24/90      25,000          3.00           4.50           3.00        08/14/95
                            10/24/90      75,000          3.00           4.625          3.00        03/15/95

Colby Springer
  Former Vice President -
  Information Services      03/04/96       5,000         12.50          16.25          12.50        11/28/00

                                     21

                                        NUMBER OF                                                  LENGTH OF
                                       SECURITIES    MARKET PRICE                               ORIGINAL OPTION
                                       UNDERLYING    OF STOCK AT   EXERCISE PRICE                     TERM
                                      OPTIONS/SARS      TIME OF      AT TIME OF                   REMAINING AT
                                       REPRICED OR   REPRICING OR   REPRICING OR   NEW EXERCISE      DATE OF
    NAME OF                              AMENDED       AMENDMENT      AMENDMENT        PRICE      REPRICING OR
ORIGINAL GRANTEE              DATE         (#)            ($)            ($)            ($)         AMENDMENT
----------------            --------  -------------  ------------  --------------  ------------  --------------
Jack E. Bush                10/26/95      10,000         12.50          13.125         12.50        11/26/96
  Former President          10/26/95      50,000         12.50          20.50          12.50        08/18/97
                            10/26/95      50,000         12.50          32.125         12.50        08/18/98
                            10/26/95      50,000         12.50          39.25          12.50        04/17/99
                            10/26/95      50,000         12.50          30.75          12.50        07/31/99

David E. Bolen              03/29/96      30,000         14.00          16.625         14.00        08/28/00
  Former Executive          03/29/96      90,000         14.00          16.75          14.00        08/28/00
  Vice President            08/29/95      30,000         16.75          30.75          16.75        07/31/99

Robert H. Rudman            08/29/95       6,250         16.75          20.50          16.75        08/18/97
  Former Executive Vice     08/29/95       5,000         16.75          27.00          16.75        08/18/98
  President -               08/29/95      30,000         16.75          39.25          16.75        04/17/99
  Merchandising and         08/29/95      30,000         16.75          30.75          16.75        07/31/99
  Marketing

B.B. Tuley                  12/10/87     225,000          3.50           5.50           3.50        05/13/96
  Former President and      12/10/87      75,000          3.50           5.125          3.50        08/03/96
  Chief Executive Officer

R. Richard Fontaine         12/10/87      25,000          3.50           5.50           3.50        02/02/92
  Former Senior Vice
  President - Marketing

James R. Kelly              12/10/87       5,000          3.50           6.75           3.50        03/08/92
  Former Senior Vice
  President - Operations

J. Eugene Stubbs            10/24/90      60,000          3.00           4.00           3.00        02/01/93
  Former Senior Vice        10/24/90      40,000          3.00           3.50           3.00        03/09/92
  President - Finance and   12/10/87      40,000          3.50           6.75           3.00        03/09/92
  Administration and
  Chief Financial Officer

Joel H. Mathis              12/10/87       2,500          3.50           6.75           3.50        03/08/92
  Former Vice President -   12/10/87      10,000          3.50           5.125          3.50        08/03/91
  Administration and
  Assistant Secretary

Thomas D. Sigerstad         10/24/90      10,000          3.00           4.625          3.00        03/15/95
  Former Senior Vice        10/24/90      20,000          3.00           6.625          3.00        12/11/93
  President - Marketing

Donald G. Thomson           10/24/90      50,000          3.00           3.50           3.00        11/06/96
  Former President          10/24/90      50,000          3.00           4.00           3.00        02/01/93
                            10/24/90      25,000          3.00           4.50           3.00        08/14/95

-------------
(1) The two stock options with 15,000 underlying securities and the stock option with 7,500 underlying securities that were repriced in June 1995 were also repriced in August 1995.

(2) The stock option that was repriced in June 1995 was also repriced in August 1995.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES OF THE
  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   The Company is engaged in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. To achieve this objective, the Company has structured an executive compensation system tied in part to operating performance that the Company believes has enabled it to attract, motivate and retain key executives and key employees.

   During fiscal 1996, the members of the Compensation Committee held primary responsibility for determining executive compensation levels.

   The Compensation Committee, as part of its review and consideration of executive compensation, takes into account, among other things, the following goals:

   - Provision of incentives and rewards that will attract and retain highly qualified and productive people;

   -    Motivation of employees to high levels of performance;

   -    Differentiation of individual pay based on performance;

   -    Ensuring external competitiveness and internal equity; and

   -    Alignment of Company, employee and stockholder interests.

   To achieve these goals, the Company's executive compensation policies integrate annual base compensation with bonuses based on operating performance, with a particular emphasis on attainment of planned objectives contained in the Company's annual financial plan, and on individual initiatives and performance. The planned objectives include same store and overall sales increases; gross margin, operating profit; inventory turn; limits on corporate general and administrative expenses; and net income and earnings per share targets. The Compensation Committee has not applied a formula assigning specific weights to the planned objectives, individual initiatives or performance. Compensation through stock options is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. When granting stock options, the Stock Option Committee, the 1992 Non-Statutory Plan Committee and the 1994 Non-Statutory Plan Committee (collectively, the "Option Committees"), as well as the Board as a whole, as applicable, evaluate a number of criteria, including the recipient's level of cash compensation, years of service with the Company, position with the Company, the number of unexercised options held by the recipient, the Company's performance and other factors. Similarly, the Option Committees have not applied a formula assigning specific weights to any of these factors when making their determinations.

   The Company maintains the Key Employee Stock Option Plan, the 1992 Non-Statutory Stock Option Plan and the 1994 Non-Statutory Stock Option Plan for its executive officers, as well as directors, key employees, advisors and consultants. The Option Committee believes that the grant of options aligns executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return and enables executives to develop and maintain a significant long-term ownership position in the Company's Common Stock.

   In August 1993, as part of the Omnibus Budget Reconciliation Act of 1993,
Section 162(m) of the Code was enacted, which section provides for an annual $1,000,000 limitation on the deduction that an employer may claim for compensation of certain executives. Section 162(m) of the Code provides exceptions to the deduction limitation, and it is the intent of the Compensation Committee and the Option Committees to qualify for such exceptions to the extent feasible and in the best interests of the Company. Option grants pursuant to the 1994 Non-Statutory Stock Option Plan are intended to meet the performance based compensation exception to the deduction limitation.

   CHIEF EXECUTIVE OFFICER'S COMPENSATION FOR FISCAL 1996. In fiscal 1996, the Company conducted an extensive search for a new Chief Executive Officer, pursuant to which Mr. Rouleau was employed. As part of Mr. Rouleau's employment, the Company and Mr. Rouleau entered into an employment agreement intended to encourage performance in line with the interests of the Company's stockholders. Under that agreement, much of Mr. Rouleau's compensation was at risk in the form of potential bonuses and stock options. Under that agreement, Mr. Rouleau was to be compensated in the form of an annual salary, certain benefits and bonuses and/or stock options. Potential bonuses were based on the Company's attainment of specified financial objectives. For fiscal 1996, Mr. Rouleau did not receive a bonus.

   COMPENSATION OF OTHER EXECUTIVE OFFICERS. Compensation of the Company's other executive officers is generally comprised of base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various benefits. See "Employment and Change of Control Agreements." In determining salaries for the executive officers in fiscal 1996, including the other Named Executives, the Compensation Committee took into account individual experience and performance of its executive officers, as well as the Company's operating performance for fiscal 1996 and the attainment of planned financial and strategic objectives described above. In determining stock option grants for the Named Executives other than the Chief Executive Officer, the Option Committees evaluated a number of criteria, including the recipient's level of cash compensation, years of service with the Company, position with the Company, the number of unexercised options held by the recipient, and other factors.

   This report is submitted by the members during fiscal 1996 of the Compensation and Option Committees:

   STOCK OPTION      1992 NON-STATUTORY   1994 NON-STATUTORY     COMPENSATION
    COMMITTEE          PLAN COMMITTEE       PLAN COMMITTEE         COMMITTEE
   ------------      ------------------   ------------------     ------------
Dr. F. Jay Taylor    Dr. F. Jay Taylor     Dr. F. Jay Taylor        Sam Wyly
Richard E. Hanlon    Richard E. Hanlon     Richard E. Hanlon   Charles J. Wyly, Jr.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS
  AND INSIDER PARTICIPATION

   During fiscal 1996, the members of the Compensation Committee were primarily responsible for determining executive compensation, and the members of the Option Committees made decisions related to stock option grants to executive officers and directors. The following executive officers, who also are members of the Compensation Committee and, until September 1996, the Stock Option Committee, participated in deliberations concerning executive officer compensation: Sam Wyly and Charles J. Wyly, Jr.

   Sam Wyly and Charles J. Wyly, Jr. are members of the Executive Committee and the Compensation Committee of the Company. Sam Wyly and Charles J. Wyly, Jr. are also executive officers and members of the Executive Committees, Stock Option Committees and Boards of Directors of Sterling Software, Inc. and Sterling Commerce, Inc. Accordingly, Sam Wyly and Charles J. Wyly, Jr. have participated in decisions related to compensation of executive officers of each of the Company, Sterling Software, Inc., and Sterling Commerce, Inc.

STOCK PERFORMANCE CHART

   The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the past five fiscal years with the cumulative total return on the Dow Jones Equity Market Index and the Dow Jones Retail-Other Specialty Index. The comparison assumes $100 was invested on the last trading day of the fiscal year ending on February 2, 1992, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. Dates on the following chart represent the last day of the indicated fiscal year. The Company paid no dividends during such five-year period.

                              STOCK PERFORMANCE
                     COMPARISON OF FIVE YEAR TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                              01/31/92  01/29/93  01/28/94  01/27/95  01/22/96  01/31/97
Michaels Stores                  100      168       165       174        63        65
DJ Equity Market Index           100      111       124       125       168       222
DJ Retail - Other Specialty      100      131       123       128       112       136

                           CERTAIN TRANSACTIONS

   During fiscal 1996, the Company paid to C & S Aviation, Ltd., a partnership of which Sam Wyly and Charles J. Wyly, Jr. are managing members, $95,569 for the rental of a Falcon 200 airplane.

   In connection with John Rittenhouse's relocation to Irving, Texas from Indianapolis, Indiana, the Company advanced $99,506 to assist Mr. Rittenhouse, Vice President - Distribution, in the purchase of a home in Irving, Texas.
Mr. Rittenhouse is obligated to repay that amount without interest when he completes the sale of his home in Indianapolis, Indiana.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it with respect to fiscal 1996, or written representations from certain reporting persons, the Company believes that its officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities have complied with all applicable filing requirements, except that R. Michael Rouleau inadvertently failed to timely file a Statement of Changes in Beneficial Ownership of Securities.

                            INDEPENDENT AUDITORS

   The Board has selected Ernst & Young LLP as independent auditors to examine the Company's accounts for the current fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to answer appropriate questions.

                          STOCKHOLDERS' PROPOSALS

   Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 1998 Annual Meeting of Stockholders, such proposals must be received by the Company before December 31, 1997. Such proposals should be directed to Michaels Stores, Inc., P.O. Box 619566, DFW, Texas 75261-9566, Attn: Secretary.

                               OTHER BUSINESS

   The Board knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

                               MISCELLANEOUS

   All costs of solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse them for their out-of-pocket expenses incurred in connection therewith. The Company has engaged Corporate Investor Communications, Inc. as proxy solicitor for approximately $6,000.

   The Annual Report to Stockholders of the Company, including financial statements for the fiscal year ended February 1, 1997 accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                       By Order of the Board of Directors



                                                MARK V. BEASLEY
                                                   SECRETARY

Irving, Texas
April 30, 1997

                                                                       EXHIBIT A


                                MICHAELS STORES, INC.
                          1997 EMPLOYEES STOCK PURCHASE PLAN


    The purpose of this 1997 Employees Stock Purchase Plan (the "Plan") is to provide employees of Michaels Stores, Inc. (the "Company") a continued opportunity to purchase shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), through quarterly offerings to be made on each consecutive February 1, May 1, August 1, and November 1. This Plan will become effective on the date the Company's current Employees Stock Purchase Plan terminates (the "Effective Date"). One million (1,000,000) shares of Common Stock in the aggregate have been approved for this purpose.

    1. ADMINISTRATION. The Plan will be administered by a Committee appointed by the Board of Directors of the Company, consisting of at least two of its members. The Committee will have authority to make rules and regulations for the administration of the Plan. The Committee's interpretations and decisions with regard to the Plan shall be final and conclusive.

    2. ELIGIBILITY. Employees of the Company and, at the discretion of the Committee, employees of one or more subsidiaries of the Company, will be eligible to participate in the Plan, in accordance with such rules as may be prescribed from time to time, which rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. No employee may be granted an option if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

    3. OFFERINGS. The Company will make one or more quarterly offerings to employees to purchase stock under the Plan. The effective date of each offering shall be the first day of each quarter beginning each February 1, May 1, August 1, and November 1 during the term of the Plan. Each offering period shall last three months. The measure of an employee's participation in an offering will be based on (i) a percentage of the amounts received as compensation by the participating employee during the offering period (or during such portion thereof as an employee may elect to participate), plus (ii) an elective amount of up to $1,000.00.

    4. PARTICIPATION. An employee eligible on the effective date of any offering may participate in such offering at any time by completing and forwarding a payroll deduction authorization form to the appropriate payroll location. The form will authorize a regular payroll deduction from the employee's compensation, and must specify the date on which such deduction is to commence, which may not be retroactive.

    In addition, an eligible employee on the effective date of any offering may elect to participate in the offering by contributing to his or her account (as defined in Section 5) all or a portion of the elective amount (which shall not exceed $1,000.00 during any offering period). Such eligible employee shall notify the Company of such election in writing prior to the beginning of the last day of the offering period. Such election to contribute all or a portion of the elective amount shall be effective as of the later of the receipt of notice by the Company or the receipt of the contribution.

    5. MAINTENANCE OF ACCOUNTS; PAYROLL DEDUCTIONS. The Company will maintain accounts for all participating employees. With respect to any offering made under the Plan, an employee may authorize a payroll deduction in terms of whole number percentages up to a maximum of 10% of the basic or regular rate of compensation an employee receives during the offering period (or during such portion thereof as an employee may elect to participate). Payroll deductions will be credited to an employee's account as of the last day of such payroll period.

    An employee may at any time increase or decrease the employee's payroll deduction by filing a new payroll deduction authorization form. The change may not become effective sooner than the next pay period after receipt of the form. A payroll deduction may be increased only once and reduced only once during any offering period.

    In the event an employee elects to participate in an offering by contributing to his or her account, such contribution must be received by the Company from the participating employee during the offering period prior to the beginning of the last day of the offering period (at which time the amount received will be credited to the employee's account).

    6. LIMIT ON SIZE OF OPTION. No employee may be granted an option which permits his or her rights to purchase stock under the Plan, and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the effective date of the offering) for each calendar year in which the option is outstanding at any time.

    7. PURCHASE OF SHARES. Each employee participating in any offering under the Plan will be granted an option, upon the effective date of such offering, for as many shares of Common Stock as the participating employee may elect to purchase with the following amounts:

         (a) up to 10% of the basic or regular rate of compensation received during the specified offering period (or during such portion thereof as an employee may elect to participate), to be paid by payroll deductions during such period;

         (b) an elective amount paid by the participating employee into his or her account of up to $1,000.00; and

         (c) the balance, if any, carried forward from the employee's account for the preceding offering period pursuant to the final paragraph of this
    Section 7.

    The purchase price for each share purchased will be 85% of the average market price on the last day of a month when there are sufficient funds in the employee's account to purchase one or more full shares. As of the last day of a month during any offering, the account of each participant employee shall be totaled. If such account contains sufficient funds to purchase one or more full shares as of that date, the employee shall be deemed to have exercised an option to purchase such share or shares at such price; the employee's account shall be charged for the amount of purchase; and the ownership of such share or shares shall be appropriately evidenced on the books of the Company. Subsequent shares covered by the employee's option will be purchased in the same manner, whenever sufficient funds have again accrued in the employee's account.

    A participating employee may not purchase a share under any offering beyond the end of the offering period with respect thereto. Any balance remaining in an employee's account at the end of an offering period will be carried forward into the employee's account for the following offering period. In no event will the balance carried forward be equal to or greater than the purchase price of one share on the last day of the offering period.

    8. WITHDRAWAL FROM OFFERING. An employee may at any time and for any reason withdraw from participation in an offering, and thereby draw out the balance accumulated in the employee's account. The employee may thereafter begin participation again only once during the remainder of the offering period. Withdrawals from an employee's account are not permitted unless the employee withdraws from an offering. Partial withdrawals from the employee's account will not be permitted.

    9. ISSUANCE OF CERTIFICATES. The Company will issue or cause its transfer agent to issue to Plan participants certificates representing shares of Common Stock purchased by such Plan participant upon written request.

    10. REGISTRATION OF CERTIFICATES. Certificates may be registered only in the name of the employee, or, if the employee so indicates on the employee's payroll deduction authorization form, in the employee's name jointly with a member of the employee's family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the employee's name as tenant in common or as community property with a member of the employee's family, without right of survivorship.

    11. DEFINITIONS. The phrase "average market price" means the average of the high and low sale prices of Common Stock on a given day, or if no sales of Common Stock were made on that day, the average of the high and low sale prices of Common Stock on the next preceding day on which sales were made, as reported by NASDAQ/NMS or, if the Common Stock is no longer listed for trading in NASDAQ/NMS, the principal domestic securities exchange on which the Common Stock is then listed for trading. The term "subsidiary" means a subsidiary of the Company within the meaning of Section 424(f) of the Code and the regulations promulgated thereunder.

    12. RIGHTS AS A STOCKHOLDER. None of the rights or privileges of a stockholder of the Company shall exist with respect to shares purchased under the Plan unless and until such full shares shall have been appropriately evidenced on the books of the Company.

    13. RIGHTS ON RETIREMENT, DEATH, OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's retirement, death, or termination of employment ("ineligibility"), no payroll deduction shall be taken from any pay due and owing to the employee once ineligible, and the employee's account shall be paid to the employee or, in the event of the employee's death, to the employee's estate.

    14. RIGHTS NOT TRANSFERABLE. Rights under the Plan or under an offering are not transferable by a participant employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

    15. APPLICATION OF FUNDS. All funds received or held by the Company under the Plan may be used for any corporate purpose.

    16. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares, or the payment of a stock dividend, the number of shares approved for the Plan shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board of Directors. In the event of any other change affecting Common Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

    17. AMENDMENT OF THE PLAN. The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that, without the approval of the stockholders of the Company not later than 12 months after the date of approval of such amendment by the Board of Directors, no amendment shall be effective if it would (a) increase or decrease the number of shares approved for the Plan (other than as provided in Section 16) or (b) change the designation of subsidiaries eligible to participate in the Plan.

    18. TERMINATION OF THE PLAN. The Plan and all rights of employees under any offering hereunder shall terminate:

         (a) On the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase under the Plan, unless extended by the Board; or

         (b)  at any time, at the discretion of the Board of Directors.

    If on the day the Plan terminates participating employees are entitled to purchase a number of shares greater than the number of shares remaining available for purchase under the Plan, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair. Upon termination of the Plan, all amounts in the accounts of participating employees shall be carried forward into the employee's payroll deduction account under a successor plan, if any, or promptly refunded.

    19. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such stock.

                                                                    EXHIBIT B

                                MICHAELS STORES, INC.

                                1997 STOCK OPTION PLAN


    Michaels Stores, Inc., a Delaware corporation (the "Company"), hereby establishes the Michaels Stores, Inc. 1997 Stock Option Plan (the "Plan"), effective as of June 6, 1997.

    1. PURPOSE. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by executive officers, key employees, directors, advisors and consultants, and to provide them with incentives to put forth maximum efforts for the success of the Company's business, in order to serve the best interests of the Company and its stockholders. All options granted under the Plan are intended to be nonstatutory stock options.

    2. DEFINITIONS. The following terms, when used in the Plan with initial capital letters, will have the following meanings:

         (a) "Act" means the Securities Exchange Act of 1934 as in effect from time to time.

         (b)  "Board" means the Board of Directors of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

         (d) "Common Stock" means the common stock, par value $.10 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph 7.

         (e) "Date of Grant" means the date specified by the Stock Option Committee or the Board, as applicable, on which a grant of Stock Options will become effective (which date will not be earlier than the date on which such committee or the Board takes action with respect thereto).

         (f) "Market Value per Share" means the fair market value per share of the Common Stock on the Date of Grant as determined by the Stock Option Committee or the Board, as applicable.

         (g) "Option Price" means the purchase price per share payable on exercise of a Stock Option.

         (h) "Participant" means a person who is selected by the Stock Option Committee or the Board, as applicable, to receive Stock Options under Paragraph 5 of the Plan and who is at that time (i) an executive officer or other key employee of the Company or any Subsidiary, (ii) an advisor or consultant to the Company or any Subsidiary, or (iii) a member of the Board.

         (i) "Rule 16b-3" means Rule 16b-3 under Section 16 of the Act as such Rule is in effect from time to time.

         (j) "Stock Option Committee" means the 1997 Stock Option Plan Committee, which is a committee of the Board whose members are appointed by the Board from time to time. All of the members of the Special Stock Option Committee, which may not be less than two, are intended at all times to qualify as "outside directors" within the meaning of Section 162(m) of the Code, and as "Non-Employee Directors" within the meaning of Rule 16b-3; PROVIDED, HOWEVER, that the failure of a member of such committee to so qualify shall not be deemed to invalidate any Stock Option granted by such committee.

         (k) "Stock Option" means the right to purchase one or more shares of Common Stock upon exercise of an option granted pursuant to Paragraph 5.

         (l) "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock issued by such corporation, partnership, joint venture or other entity.

    3. SHARES AVAILABLE UNDER PLAN. The shares of Common Stock which may be issued under the Plan will not exceed in the aggregate 6,800,000 shares, subject to adjustment as provided in this Paragraph 3. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

         (a) Any shares of Common Stock which are subject to Stock Options that are terminated unexercised, forfeited or surrendered or that expire for any reason will again be available for issuance under the Plan.

         (b) If, as of the close of business on the last day of each fiscal quarter of the Company following the effective date of the Plan, the sum of
    (i) the total number of shares of Common Stock previously issued upon the exercise of Stock Options, (ii) the total number of shares of Common Stock then subject to outstanding Stock Options, and (iii) the total number of shares of Common Stock then remaining available for future Stock Option grants under the Plan (such sum being the "Plan Shares") is less than 20% of the total number of shares of Common Stock then outstanding computed on a fully diluted basis (such total number being the "Outstanding Shares"), the number of shares of Common Stock available for issuance under the Plan will be increased (but not decreased) so that the number of Plan Shares will be equal to 20% of the number of Outstanding Shares. For purposes of the foregoing adjustment, all outstanding Stock Options and stock options granted under other Company plans will be treated as fully exercised in computing the number of outstanding shares of Common Stock on a fully diluted basis, without regard to whether such stock options are then fully exercisable.

         (c) The shares available for issuance under the Plan also will be subject to adjustment as provided in Paragraph 7.

    4. INDIVIDUAL LIMITATION ON STOCK OPTIONS. The maximum aggregate number of shares of Common Stock with respect to which Stock Options may be granted to any Participant during any single calendar year will not exceed 1,500,000 shares.

    5. GRANTS OF STOCK OPTIONS. The Stock Option Committee or the Board may from time to time authorize grants to any Participant of Stock Options upon such terms and conditions as such committee or the Board, as applicable, may determine in accordance with the provisions set forth below.

         (a) Each grant will specify the number of shares of Common Stock to which it pertains.

         (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

         (c) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

         (d) Each grant will specify the required period or periods (if any) of continuous service by the Participant with the Company or any Subsidiary and/or any other conditions to be satisfied before the Stock Options or installments thereof will become exercisable, and any grant may provide, or may be amended to provide, for the earlier exercise of the Stock Options in the event of a change in control of the Company (as defined in the stock option agreement evidencing such grant or in any agreement referred to in such stock option agreement) or in the event of any other similar transaction or event.

         (e) Each Stock Option granted pursuant to this Paragraph 5 may be made subject to such transfer restrictions as the Stock Option Committee or the Board, as applicable, may determine.

         (f) Each grant will be evidenced by a stock option agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Stock Option Committee or the Board, as applicable) and delivered to the Participant and containing such further terms and provisions, consistent with the Plan, as such committee or the Board, as applicable, may approve.

    6. PAYMENT. The Option Price will be payable, as required by the Stock Option Committee or the Board in such Committee's or the Board's sole discretion, as applicable, (i) in cash or by check acceptable to the Company,
(ii) by the transfer to the Company of
shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Stock Option Committee or the Board, as applicable, for less than six months) having an aggregate fair market value per share at the date of exercise equal to the aggregate Option Price, (iii) by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate fair market value per share on the date of exercise equal to the aggregate Option Price, (iv) in any other form of valid consideration or (v) by a combination of such methods of payment; PROVIDED, HOWEVER, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. The Stock Option Committee or the Board, as applicable, may permit deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

    7    ADJUSTMENTS.  The Stock Option Committee or the Board may make or provide for such adjustments in the maximum number of shares specified in Paragraph 3, in the number of shares of Common Stock covered by outstanding Stock Options granted hereunder, in the Option Price applicable to any such Stock Options, and/or in the kind of shares covered thereby (including shares of another issuer), as such committee or the Board, as applicable, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. In the event the Stock Option Committee shall disagree with the Board with respect to the foregoing adjustments, the Board's determination will be final and conclusive. Any fractional shares resulting from the foregoing adjustments will be eliminated.

    8    WITHHOLDING OF TAXES.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any benefit realized by an optionee under the Plan, or is requested by an optionee to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the realization of such benefit that the optionee make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld. In addition, if permitted by the Stock Option Committee or the Board, an optionee may elect to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the optionee on exercise of the Stock Option.

    9. ADMINISTRATION OF THE PLAN. (a) The Plan will be administered by the Stock Option Committee and the Board. For purposes of any action taken by the Stock Option Committee or the Board, whichever is applicable, a majority of the members will constitute a quorum, and the action of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Stock Option Committee or the Board.

         (b) The Stock Option Committee and the Board have the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of a Stock Option. The interpretation and construction by the Stock Option Committee or the Board, as applicable, of any such provision and any determination by the Stock Option Committee or the Board pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive; PROVIDED, that in the event the Stock Option Committee shall disagree with the Board with respect to such interpretation, construction or determination, the Board's determination will be final and conclusive. No member of the Stock Option Committee or the Board will be liable for any such action or determination made in good faith.

         (c) Notwithstanding any provision of the Plan to the contrary, the Stock Option Committee will have the exclusive authority and discretion to take any action required or permitted to be taken under the provisions of Paragraph 7, Paragraph 9(a), Paragraph 9(b), Paragraph 10(a) and Paragraph 10(b) with respect to Stock Options granted under the Plan that are intended to comply with the requirements of Section 162(m) of the Code.

    10. AMENDMENTS, ETC. (d) The Stock Option Committee or the Board, as applicable, may, without the consent of the optionee, amend any agreement evidencing a Stock Option granted under the Plan, or otherwise take action, to accelerate the time or times at which the Stock Option may be exercised, to extend the expiration date of the Stock Option, to waive any other condition or restriction applicable to such Stock Option or to the exercise of such Stock Option, to reduce the exercise price of such Stock Option, to amend the definition of a change in control of the Company (if such a definition is contained in such agreement) to expand the events that would result in a change in control of the Company and to add a change in control provision to such agreement (if such provision is not contained in such agreement) and may amend any such agreement in any other respect with the consent of the optionee.

         (e) The Plan may be amended from time to time by the Board or any duly authorized committee thereof. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any stock exchange upon which the Common Stock is listed for trading, or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan, requires the Plan to be amended, or in the event Rule 16b-3 is amended or supplemented (E.G., by addition of alternative rules) or any of the rules under Section 16 of the Act are amended or supplemented, in either event to permit the Company to remove or lessen any restrictions on or with respect to Stock Options, the Stock Option Committee and the Board each reserves the right to amend the Plan to the extent of any such requirement, amendment or supplement, and all Stock Options then outstanding will be subject to such amendment.

         (f) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Stock Option.

         (g) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate a Participant's employment or other service at any time.

                                            MICHAELS STORES, INC.


                                            By
                                              -------------------------------
                                              Name:  R. Michael Rouleau

                                              Title: President and Chief
                                                     Executive Officer

PROXY                        Michaels Stores, Inc.                        PROXY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS -- JUNE 6, 1997

     The undersigned hereby appoints Bryan M. DeCordova and Mark V. Beasley, each with power to act without the other and with full power of substitution, as Proxies to vote, as designated below, all stock of Michaels Stores, Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held at the Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas on Friday, June 6, 1997, at 10:30 a.m. central time, or any adjournment thereof, upon such business as may properly come before the meeting or such adjournment.

     UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED, FOR PROPOSAL NOS. 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

            (Continued and to be signed and dated on reverse side)

                             Michaels Stores, Inc.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


1. Election of Directors of the    For   Withheld   For All
   three nominees listed below:    All     All      Except   -----------------
   Sam Wyly                        / /     / /       / /     Nominee Exception
   Michael C. French
   Donald R. Miller, Jr.

2. Approval of 1997 Employees      For   Against    Abstain
   Stock Purchase Plan.            / /     / /       / /

3. Approval of 1997 Stock          For   Against    Abstain
   Option Plan.                    / /     / /       / /

4. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

                         ------------------------   ---------------------, 1997
                         Signature                  Date

                         ------------------------   ---------------------, 1997
                         Signature                  Date

Please sign exactly as name appears hereon and mail promptly this proxy in the enclosed envelope. Joint owners should each sign. When signing as attorney, administrator, executor, guardian or trustee, please give your full title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.

                             MICHAELS STORES, INC.

                        CONFIDENTIAL VOTING INSTRUCTIONS
        TO WACHOVIA BANK OF NORTH CAROLINA, N.A. AS TRUSTEE ("TRUSTEE")
         UNDER THE MICHAELS STORES, INC. EMPLOYEES 401(K) PLAN ("PLAN")
           FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS--JUNE 6, 1997

    The undersigned hereby instructs the Trustee to vote in person or by proxy all shares of Common Stock of Michaels Stores, Inc. credited to my account which I am entitled to vote under the Plan at the Annual Meeting of Stockholders to be held at the Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas on Friday, June 6, 1997, at 10:30 a.m. central time, or any adjournment thereof, upon such business as may properly come before the meeting or such adjournment.

    UNLESS OTHERWISE MARKED, THIS INSTRUCTION CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED, FOR PROPOSAL NOS. 2 AND 3, AND IN THE DISCRETION OF THE TRUSTEE ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    PLEASE VOTE, SIGN, DATE AND RETURN THIS INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

             (Continued and to be signed and dated on reverse side)

                             Michaels Stores, Inc.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /

1.   Election of Directors of the three   For All    Withheld   For All
     nominees listed below:                             All     Except
     Sam Wyly                               / /        / /        / /  -----------------
     Michael C. French                                                 Nominee Exception
     Donald R. Miller, Jr.

2.   Approval of 1997 Employees             For      Against    Abstain
     Stock Purchase Plan.                   / /        / /        / /

3.   Approval of 1997 Stock                 For      Against    Abstain
     Option Plan.                           / /        / /        / /

4. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

------------------------------------------------------    --------------- , 1997
Signature                                                  Date

Please sign exactly as name appears hereon and mail promptly this instruction card in the enclosed envelope.